Exhibit T3A.12

I 0839669/1 Number 584537 DUPLICATE FOR THE FILE I IIIIIII IIII IIIII IIIII IIIII 111111111111111 IIII IIII 1810151 Certificate of Incorporation I hereby certify that NAC AVIATION 26 LIMITED is this day incorporated under the Companies Act 2014, and that the company is a Private Company Limited by Shares. Given under my hand at Dublin, this Friday, the 17th day of June, 2016 for Registrar of Companies Certificate handed to/~*: ..--,-,I) I Signed: J ' \-u..t\,U:\JlDS, *Delete as appropriate Mccann Fitzgerald Riverside One Sir John Rogerson'S Quay Dublin 2